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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                     FORM 8-K

                                  CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 14, 2002







                         Gateway Financial Holdings, Inc.

     North Carolina                  000-33223                  56-2264354
 (State of incorporation)     (Commission File Number)      (I.R.S. Employer
                                                            Identification No.)

          1145 North Road Street, Elizabeth City, North Carolina    27909
                   (Address of principal executive offices)        (Zip Code)

                   Issuer's telephone number: (252) 334-1511
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              This document contains 2 pages, excluding exhibits.

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Item 5:  Other Events

On May 14, 2002, Gateway Financial Holdings, Inc. (the "Company") announced a stock split to be effected in the form of a ten percent stock dividend for existing shareholders. This action represents the Company's first distribution of additional shares to its shareholders.

The dividend is payable on June 5, 2002, to shareholders of record as of May 22, 2002. Ben Berry, President and Chief Executive Officer, said of the dividend:
"We wanted to reward our shareholders for their constant belief in the Company and allow them to participate in our continued success. We believe this stock dividend shows our commitment to enhancing shareholder value."

On May 15, 2002, the Company held its annual meeting of shareholders. Shareholders elected four persons, D. Ben Berry, Jimmie Dixon, Jr., Russell E. Twiford, and Richard W. Whiting, as Class III directors to serve three-year terms expiring at the annual meeting in 2005. In addition, the shareholders approved an amendment to the Articles of Incorporation of the Company increasing the number of authorized shares from 5,000,000 to 10,000,000. The shareholders also approved an amendment to the 1999 Incentive Stock Option Plan of the Company adding an aggregate of 110,097 shares of common stock to the Plan. Shareholders also ratified the appointment of Dixon Odom PLLC as the company's independent certified public accountant for the year ended December 31, 2002.

Gateway Financial Holdings, Inc. is the holding company for Gateway Bank & Trust Co. (the "Bank"). The Common Stock of the Company is traded on the Nasdaq SmallCap market under the symbol GBTS. The Company also has Warrants traded on the Nasdaq SmallCap market under the symbol GBTSW. The Bank has offices in Elizabeth City, Edenton, Plymouth, and Roper, North Carolina and Virginia Beach, Virginia.


Item 7(c):  Exhibits
      Exhibit 99:   Press Release


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Gateway Financial Holdings, Inc.

                                       By: /s/ Daniel B. Berry
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                                           Daniel B. Berry
                                           President and Chief Executive Officer

                                       Date:     May 15, 2002